Exhibit 10.6

Paramount Gold & Silver Corp.
346 Waverley Street, Suite 110
Ottawa, Ontario, Canada  K2P 0W5

February 12, 2009

Max Ventures Ltd. and

Mitchell Innovations Ltd.

both c/o 218 – 470 Granville Street

Vancouver, BC

Dear Sirs:

Re:

Purchase and Sale of Magnetic Resources Ltd. (“Magnetic”)

This letter agreement (the “Letter Agreement”) confirms and documents the terms and conditions upon which Paramount Gold and Silver Corp. (the “Purchaser”) will acquire from Mitchell Innovations Ltd. (“Mitchell”) and Max Ventures Ltd. (“Max”, collectively with Mitchell the “Vendors”) all of the issued and outstanding shares of Magnetic and acquire, by way of assignment, the shareholder loans owed by Magnetic to Mitchell and Max (the “Acquisition”).  Magnetic is the sole beneficial shareholder of Minera Gama, S.A. de C.V. (“Minera Gama”) which holds interests in various mineral concession in Mexico which the Purchaser wishes to retain in Minera Gama and as more particularly described in Schedule “A” attached hereto (the “Properties”).  In addition, Minera Gama holds interests in various mineral concessions in Mexico (other than the Properties) which will be transferred to the Vendors or their nominee following closing of the Acquisition (“Closing”), which properties will be identified by the Vendors prior to Closing (the “Vendors’ Properties”).

On acceptance of this Letter Agreement by each of the Vendors, this Letter Agreement will constitute a binding agreement as between Purchaser and the Vendors (herein collectively referred to as the “Parties” and each individually as a “Party”) on the terms and conditions set forth below.

Purchase

1.

Subject to the terms and conditions of this agreement, on Closing, the Vendors will sell, and the Purchasers will buy:

(a)

all issued and outstanding shares of Magnetic, being 8,400,000 common shares, of which 4,200,000 shall be sold to the Purchaser by Mitchell and 4,200,000 will be sold to the Purchaser by Max (collectively the “Magnetic Shares”); and

(b)

all shareholder loans of Magnetic owed to the Vendors including all principal amounts outstanding on the date of Closing (the “Magnetic Loans”).

Minera Gama, the sole subsidiary of Magnetic, will indirectly be acquired by the Purchaser as a result of the Purchaser’s acquisition of the Magnetic Shares.

2.

The aggregate purchase price for the Magnetic Shares and Magnetic Loans shall be the sum of SIX HUNDRED SEVENTY-FIVE THOUSAND DOLLARS in United States currency (US$675,000.00) to be paid and satisfied by the issuance of shares of common stock in the capital of the Purchaser as set out in Section 3.

3.

The purchase price shall be paid and satisfied by the Purchaser issuing to the Vendors the aggregate of 1,350,000 shares of common stock in the capital of the Purchaser (the “Paramount Shares”).

4.

The Paramount Shares shall be issued in equal numbers to each of the Vendors, or to their nominees, or in such other ratios between them as they may direct in writing.

5.

The Purchase Price shall be allocated first to the Magnetic Loans in an amount equal to the face value of such loans, and the balance shall be allocated to the Magnetic Shares.

Representations and Warranties of the Vendors

6.

Each of Max and Mitchell hereby represents, warrants and covenants to the Purchaser that:

(a)

it is a corporation duly incorporated and organized and validly existing under the laws of the jurisdiction of its incorporation;

(b)

it has full corporate power, authority and capacity to enter into this Letter Agreement and to carry out its respective obligations under this Letter Agreement;

(c)

it has been duly authorized to enter into, and to carry out its respective obligations under this Letter Agreement and no obligation of Max or Mitchell, as the case may be, in this Letter Agreement conflicts with or will result in any breach or violation of any term or requirement in:

(i)

its respective constating documents;

(ii)

any other agreement to which it is a party; or

(iii)

the laws of British Columbia or Mexico;

(d)

it has duly executed and delivered this Letter Agreement, which binds it in accordance with its terms;

(e)

it legally and beneficially owns 4,200,000 Magnetic Shares, representing 50% of the total issued and outstanding shares in the capital of Magnetic, and such Magnetic Shares owned by it are owned free and clear of any charges or encumbrances; and

(f)

it is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

7.

Max and Mitchell hereby jointly and severally represents, warrants and covenants to the Purchaser that:

(a)

Magnetic is duly incorporated and organized and validly existing under the laws of the Province of British Columbia and is in good standing in each jurisdiction where, by reason of its business or assets, it is required to be qualified or licensed, and it has all powers, licenses, franchises and permits required to own its assets and carry on its business as presently carried on;

(b)

neither of the Vendors, Magnetic nor Minera Gama is a party to, bound by, or subject to any agreement, indenture, mortgage, lease, instrument, law, order, judgment, decree, or any provision of its constating documents, which would be violated, contravened or infringed by the execution and delivery of this Letter Agreement by the Vendors or the performance of their respective obligations under this Letter Agreement;

(c)

to the knowledge of the Vendors, each of Magnetic and Minera Gama is conducting its business in material compliance with all applicable laws;

(d)

the authorized capital of Magnetic consists of 100,000,000 shares, of which 8,400,000 common shares have been duly issued, are outstanding as fully paid and non-assessable shares, and are legally and beneficially owned by the Vendors as to 4,200,000 common shares owned by Max and 4,200,000 common shares owned by Mitchell;

(e)

no person has any option or right to acquire any of the unissued shares in the capital of Magnetic;

(f)

to the knowledge of the Vendors, the corporate records and minute books of Magnetic and Minera Gama contain in all material respects complete and accurate minutes of all meetings of, and all written resolutions passed by, the directors and shareholders of Magnetic and Minera Gama held or passed since incorporation;

(g)

the financial statements of Magnetic for the year ending December 31, 2008, true copies of which are attached hereto as Schedule “B”, are materially accurate, and there have been no material adverse changes to the financial position of Magnetic since December 31, 2008;

(h)

at the time of Closing the only assets of Magnetic will be its 100% interest in the shares of Minera Gama, including the beneficial ownership of the Nominee Shares (as hereinafter defined), and loans in the amount of Cdn$348,448 owed by Minera Gama to Magnetic plus any additional accrued and unpaid interest outstanding on the date of Closing and for greater certainty all cash will be paid out prior to Closing;

(i)

there are no actions, suits or proceedings, judicial or administrative pending or, to the knowledge the Vendors, threatened by or against Magnetic, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the Vendors are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(j)

at the time of Closing, Magnetic will have no debts or liabilities, contingent or otherwise, other than the Magnetic Loans, which as at December 31, 2008 equalled in the aggregate approximately Cdn$35,450 being owed by Magnetic to the Vendors (but for greater certainty all available cash in Magnetic will be used to pay down the Magnetic Loans prior to Closing);

(k)

Magnetic has filed all tax returns, and has withheld or collected and remitted all amounts to be withheld or collected and remitted with respect to any taxes as required under all applicable tax laws and there are no accrued and unpaid taxes of any nature owed by Magnetic as at the date of Closing;

(l)

Minera Gama is a corporation duly incorporated and organized and validly existing under the laws of Mexico, is a wholly owned subsidiary of Magnetic and is in good standing in each jurisdiction where, by reason of its business or assets, it is required to be qualified or licensed, and it has all powers, licenses, franchises and permits required to own its assets and carry on its business as presently carried on;

(m)

Magnetic owns an undivided 100% legal and beneficial interest in all of the issued and outstanding shares of Minera Gama other than two shares of Minera Gama (the “Nominee Shares”) one of which is held by Mitchell and the other one of which is held by Minera Cima S.A. de C.V. (collectively referred to as the “Nominee”) on behalf of Magnetic, free and clear of all security interests, liens, charges, mortgages, pledges, encumbrances, adverse claims and demands of any nature or kind whatsoever recorded or unrecorded;

(n)

Magnetic owns an undivided 100% beneficial interest in all of the Nominee Shares, free and clear of all security interests, liens, charges, mortgages, pledges, encumbrances, adverse claims and demands of any nature or kind whatsoever recorded or unrecorded;

(o)

the authorized capital of Minera Gama consists of 60,000 fixed capital shares and an unlimited number of variable capital shares with 60,000 fixed capital shares and 4,501,000 variable capital shares issued and outstanding, of which:

(i)

all 60,000 fixed capital shares have been duly issued and are legally and beneficially owned by Magnetic;

(ii)

4,500,998 variable capital shares have been duly issued and are legally and beneficially owned by Magnetic; and

(iii)

a total of two variable capital shares have been duly issued and are registered in the name of the Nominee and are beneficially owned by Magnetic;

(p)

no person has any option or right to acquire any of the unissued shares in the capital of Minera Gama;

(q)

Minera Gama is the registered and beneficial owner of the Properties, free and clear of all liens, charges and claims of others, except as otherwise set out in Schedule “A” hereto;

(r)

at the time of Closing the only assets of Minera Gama will be the Properties, and the Trust Property as defined in Section 11;

(s)

there are no actions, suits or proceedings, judicial or administrative pending or, to the knowledge the Vendors, threatened by or against Minera Gama or involving the Properties or the Vendors’ Properties, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the Vendors are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(t)

at the time of Closing, Minera Gama will have no debts or liabilities, contingent or otherwise, other than Cdn$348,448 owed by Minera Gama to Magnetic;

(u)

Minera Gama has filed all tax returns, and has withheld or collected and remitted all amounts to be withheld or collected and remitted with respect to any taxes as required under all applicable tax laws and there are no accrued and unpaid taxes of any nature owed by Minera Gama as at the date of Closing;

(v)

other than as set out in Schedule “A” there are no outstanding agreements or options to acquire or purchase any of the Properties or any interest in or any portion thereof and no person, firm or corporation has any proprietary or possessory or royalty interest in any of the Properties;

(w)

to the knowledge of the Vendors, all of the Properties are properly and accurately described in Schedule “A” hereto and the concessions that comprise the Properties have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Mexico and are in good standing in Mexico as of the date of this Letter Agreement;

(x)

to the knowledge of the Vendors, Minera Gama is not in default under the terms of the Iris Agreement as described in Schedule “A” and a true copy of the Iris Agreement is attached hereto as Schedule “C” and Minera Gama has fully complied with all of its obligations thereunder;

(y)

to the knowledge of the Vendors, Minera Gama is not in default under the terms of the Morelos Agreements as described in Schedule “A” and a true copy of the Morelos Agreements are attached hereto as Schedule “D” and Minera Gama has fully complied with all of its obligations thereunder;

(z)

to the knowledge of the Vendors, Minera Gama is not in default under the terms of the Temoris Agreements as described in Schedule “A” and a true copy of the Temoris Agreements are attached hereto as Schedule “E” and Minera Gama has fully complied with all of its obligations thereunder;

(aa)

to the knowledge of the Vendors, the Iris Agreement, the Morelos Agreements and the Temoris Agreements are all in good standing as at the date hereof including the payment of all amounts due to Minera Gama prior to the date hereof, and the issuance of all securities required to be issued to Minera Gama prior to the date hereof.

(bb)

the Vendors are not aware of:

(i)

any defect in title to any of the Properties or Vendor's Properties;

(ii)

liens against any of the Properties or Vendor's Properties;

(iii)

the failure to pay any concession taxes in respect of Properties or Vendor's Properties; or

(iv)

the failure to file any work reports that may be required to be filed in Mexico in respect of the Properties or Vendor's Properties

(cc)

to the knowledge of the Vendors, there has been no known spill, discharge, deposit, leak, emission or other release of any contaminant, pollutant, dangerous or toxic substance, hazardous waste or material substance on, into, under or affecting any of the Properties or Vendors’ Properties and no such contaminant, pollutant, dangerous or toxic substance, hazardous waste or material substance is stored in any type of container on, in or under any of the Properties or Vendors’ Properties;

(dd)

to the best of each of their knowledge and belief, no reclamation, rehabilitation, restoration or abandonment obligations exist with respect to any of the Properties or Vendors’ Properties;

(ee)

Magnetic and Minera Gama have made available to the Purchaser all documents concerning the Properties in their possession or control; and

(ff)

each of the Vendors is not aware of any material fact or circumstance which has not been disclosed herein which should be disclosed in order to prevent the representations and warranties in this section from being misleading or which may be material in the Purchaser’s decision to enter into this Letter Agreement.

8.

The representations and warranties set out above will be relied on by the Purchaser in entering into this Letter Agreement and shall survive the execution and delivery of the Letter Agreement for a period of two years, provided that any misrepresentation or breach of warranty the inaccuracy or breach of which is known to the Purchaser prior to Closing will not survive Closing.  The Vendors shall jointly and severally indemnify and hold harmless the Purchaser for any loss, cost, expense, claim or damage, including legal fees and disbursements, suffered or incurred by the Purchaser at any time as a result of any misrepresentation or breach of warranty or covenant arising under this Letter Agreement, subject to the limitations set out herein and as required by court order.

Representations and Warranties of the Purchaser

9.

The Purchaser hereby represents, warrants and covenants to the Vendors that:

(a)

it is a corporation duly incorporated and organized and validly existing under the laws of Delaware;

(b)

it has full corporate power, authority and capacity to enter into this Letter Agreement and to carry out its obligations under this Letter Agreement;

(c)

it has been duly authorized to enter into, and to carry out its obligations under this Letter Agreement and no obligation of the Purchaser in this Agreement conflicts with or will result in any breach or violation of any term or requirement in:

(i)

its articles or by-laws;

(ii)

any other agreement to which it is a party; or

(iii)

the laws of British Columbia, Delaware,  or Mexico;

(d)

it has duly executed and delivered this Letter Agreement, which binds it in accordance with its terms;

(e)

the Paramount Shares to be issued to the Vendors pursuant to this Letter agreement will be:

(i)

duly and validly issued;

(ii)

issued pursuant to and in accordance with the rules of the Toronto Stock Exchange, the NYSE Alternext LLC and all applicable securities regulatory authorities;

(iii)

qualified and listed for trading on the Toronto Stock Exchange and the NYSE Alternext LLC;

(iv)

in a form bearing no legends regarding resale restrictions; and

(v)

freely trading shares, not subject to any resale restrictions whatsoever,

and

(f)

the Purchaser is not aware of any material change or circumstance relating to its business and affairs which has not been disclosed in its SEDAR web page and which may adversely affect the price of its shares or which might otherwise be material in the Vendors' decision to enter into this Letter Agreement.

10.

The representations and warranties set out above will be relied on by the Vendors in entering into this Letter Agreement and shall survive the execution and delivery of the Letter Agreement for a period of two years, provided that any misrepresentation or breach of warranty the inaccuracy or breach of which is known to the Vendors prior to Closing will not survive Closing.  The Purchaser shall indemnify and hold harmless the Vendors for any loss, cost, expense, claim or damage, including legal fees and disbursements, suffered or incurred by the Vendors at any time as a result of any misrepresentation or breach of warranty or covenant arising under this Letter Agreement, subject to the limitations set out herein and as required by court order.

Trust Property

11.

The Purchaser acknowledges that at the time of Closing, Minera Gama will hold the following assets in trust (the “Trust”) for the Vendors, to the extent that the Vendors have not previously caused Minera Gama to transfer such assets out of Minera Gama and to the extent that beneficial title to any of the following assets has been transferred to a nominee of the Vendors then the Trust in respect of such assets shall be for the benefit of such nominee:

(a)

all cash in Minera Gama’s bank accounts as at the time of Closing;

(b)

titles to the Vendors’ Properties;

(c)

751,588 shares in the capital of Garibald Resources Corp. (“Garibaldi”)i;

(d)

738,937 share purchase warrants to buy 738,937 shares of Garibaldi for a price of $0.06, expiring after October 18, 2010;

(e)

431,152 share purchase warrants to buy 431,152 shares of Garibaldi for a price of $0.085 expiring after November 24, 2010;

(f)

lease of a house identified by the Vendors to the Purchaser;

(g)

computers and office equipment identified by the Vendors to the Purchaser;

(h)

a pick-up truck, a van and a car identified by the Vendors to the Purchaser;

(i)

NITON Analyzer identified by the Vendors to the Purchaser; and

(j)

all other assets of Minera Gama, other than the interests in the Properties and the related agreements with Garibaldi as described in Schedule “A”,

(collectively called the “Trust Property”).

12.

Prior to Closing, the Vendors covenant and agree to use their commercially reasonable efforts to cause Minera Gama to transfer or initiate the transfer of such Trust Property out of Minera Gama as may be then transferred.  Furthermore, prior to the time of Closing the Vendors shall cause Magnetic to transfer its interest in Minera Magnetika, S.A. de C.V., which is an inactive Mexican company presently owned by Magnetic.

13.

The Purchaser covenants and agrees to cause Minera Gama to honour the Trust in respect to the Trust Property not transferred prior to Closing and to transfer the Trust Property (or the proceeds of disposition thereof if disposition is directed by the Vendors) to the Vendors or to their nominees as may be directed by the Vendors as soon as possible after the time of Closing, provided that the cost of preparing the bills of sale or transfer documents or the cost of disposition shall be paid by the Vendors.

14.

The Vendors shall indemnify and hold harmless the Purchaser from any and all actions, causes of action, losses, costs, claims and damages which the Purchaser may suffer, sustain, pay or incur as a consequence of being the registered owner of any of the Trust Property as trustee of the Vendors or their nominees.

Conditions Precedent

15.

This Letter Agreement and the completion of the Acquisition by the Vendors shall be subject to the following conditions:

(a)

the Vendors receiving tax advice in respect to the Acquisition to their satisfaction, acting reasonably;

(b)

the Vendors receiving legal advice in respect of the transfer of the Trust Property to their satisfaction, acting reasonably;

(c)

the Vendors completing due diligence on the Purchaser to their satisfaction, acting reasonably;

(d)

all representations and warranties of the Purchaser in favour of the Vendors, as contained in this Letter Agreement, shall be true and correct as of the date of Closing; and

(e)

execution and delivery of the documents set out in Section 21, satisfactory in form and substance to the Vendors.

The foregoing conditions are provided for the sole benefit of the Vendors and may be waived in whole or in part by the Vendors at their sole discretion.

16.

This Letter Agreement and the completion of the Acquisition by the Purchaser shall be subject to the following conditions:

(a)

the Purchaser completing legal and accounting due diligence on Magnetic to its satisfaction (the Vendors shall provide all documents requested by the Purchaser relating to the business and affairs of Magnetic);

(b)

the Purchaser completing legal and accounting due diligence on Minera Gama and its mineral properties and related mineral property agreements with Garibaldi to its satisfaction (the Vendors shall provide all documents requested by the Purchaser relating to the business and affairs of Minera Gama);

(c)

all representations and warranties of the Vendors in favour of the Purchaser as contained in this Letter Agreement, shall be true and correct as of the Closing Date;

(d)

the Nominee Shares being transferred to a nominee of the Purchaser upon Closing; and

(e)

execution and delivery of documents set out in Section 20 hereof, satisfactory in form and substance to the Purchaser.

The foregoing conditions are provided for the sole benefit of the Purchaser and may be waived in whole or in part by the Purchaser at its sole discretion.

17.

The obligation of the Vendors and the Purchaser to complete the transaction will be subject to approval of the Toronto Stock Exchange and the NYSE Alternext LLC, which the Purchaser shall use its commercially reasonable efforts to obtain.

18.

If any of the conditions for any Party are not satisfied or waived for any reason or if Closing of the Acquisition does not occur prior to February 28, 2009, or such later date as the Parties hereto may agree, then this Letter Agreement shall terminate and be of no further force or effect except for section 24 which shall survive termination of this Letter Agreement and remain binding upon the Parties hereto, and in that event no Party shall have any recourse against any other Party.

Closing

19.

Closing of the Acquisition will occur on February 28, 2009 or such other day as the parties hereto may agree.

20.

On Closing the Vendors will deliver to the Purchaser:

(a)

all appropriate transfer documents to effect a transfer of the Magnetic Shares and an assignment of the Magnetic Loans;

(b)

a duly executed transfer of the Nominee Shares to the Purchaser’s nominee;

(c)

a solicitor’s opinion in respect to the status of the properties held by Minera Gama and certain corporate matters relating to Minera Gama;

(d)

a solicitor’s opinion in respect to certain corporate matters relating to Magnetic;

(e)

certificates of the Vendors confirming that the representations and warranties of the Vendors made in this Letter Agreement remain true and accurate at the time of Closing;

(f)

resignations of each director and officer of Magnetic and Minera Gama;

(g)

trust declarations duly signed by Minera Gama in respect to all Trust Property ;

(h)

financial statements for Minera Gama for financial year ended December 31, 2008 in form and content acceptable to the Purchaser ;

(i)

the minute books of Magnetic and Minera Gama;

(j)

all work reports, data, reports, and analytical results and interpretations, documentation, maps, geologic interpretations, competitive intelligence, knowledge, original copies of concession tax payment receipts and the like in regards to the Properties in Magnetic’s or Minera Gama’s control and possession; and

(k)

all other documents reasonably requested by the Purchaser’s solicitors, as may be required to give effect to the transactions described herein,

each in form and substance satisfactory to the Purchaser, acting reasonably.

21.

On Closing the Purchaser will deliver to the Vendors:

(a)

a share certificate representing the Paramount Shares to be issued to Max;

(b)

a share certificate representing the Paramount Shares to be issued to Mitchell;

(c)

a solicitor’s opinion in respect to certain corporate matters relating to the Purchaser and confirming the accuracy of the representations and warranties set out in section 9(e);

(d)

a certificate of the Purchaser confirming that the representations and warranties of the Purchaser made in this Letter Agreement remain true and accurate at the time of Closing; and

(e)

all other documents reasonably requested by the Vendors’ solicitors, as may be required to give effect to the transactions described herein,

each in form and substance satisfactory to the Vendors, acting reasonably.

22.

Closing may take place by the exchange of the appropriate solicitor’s undertakings.

23.

Within 30 days following closing, the Vendors will deliver to the Purchaser:

(a)

financial statements for Minera Gama for the period January 1, 2009 to the date of Closing;

(b)

financial statements for Magnetic for the period January 1, 2009 to the date of Closing; and

(c)

all such tax returns required to be filed in respect to any period ended prior to the date of Closing including, without limiting the generality of the foregoing, the income tax returns for Magnetic and Minera Gama for the year ended December 31, 2008.

Prior to finalizing the foregoing, the Vendors shall cause their accountant to consult with the Purchaser regarding the form and content of such statements or returns.

Confidentiality

24.

The Parties agree to treat this Letter of Agreement and all terms and conditions hereof, and all data, reports, records, and other information coming into the possession of the Parties by virtue hereof as confidential except if disclosure is required by law, by regulation or by any securities commission or stock exchange.  Notwithstanding the foregoing, a party may disclose information relating to or acquired in activities under this Letter Agreement to its employees, representatives, contractors, subcontractors and consultants to the extent necessary to assist in carrying out the due diligence investigations or its obligations under this Letter Agreement provided the person, firm, company or other entity shall have agreed to be bound by the confidentiality provisions of this Letter Agreement and the disclosing party hereby assumes liability to the other party for any breach of such confidential obligations by the person, firm, company or other entity to which such disclosing party disclosed such confidential information.  Such information shall not be otherwise disclosed to any person without the prior consent of the other Party, which consent shall not be unreasonably withheld.

General

25.

Upon acceptance of the terms of this Letter Agreement by the Parties hereto, this Letter Agreement shall be deemed to constitute and shall be a legally valid and binding agreement subject to the terms and conditions hereof.

26.

Each Party agrees to participate fully and in good faith in the negotiation and finalization of all documentation required and to use reasonable best efforts to complete the transaction contemplated herein.

27.

The Parties hereto further agree to execute and deliver or cause to be executed and delivered all such further documents and instruments and to do all such further acts and things as either Party may reasonably request to give full effect to the terms and conditions, intent and meaning of this Letter Agreement.

28.

This Letter Agreement and the benefits and obligations contained herein shall not be assigned in whole or in part by either Party, without the consent of the other Party, except that the Purchaser may assign its benefits and obligation hereunder to an affiliate.

29.

Each Party’s legal costs in connection with the preparation of this Letter Agreement and the completion of the transactions contemplated herein shall be for their own account, whether or not the transactions contemplated hereby are completed.

30.

This Letter Agreement shall be governed by and construed solely in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, without reference to any conflicts of law rules.  The Parties agree to attorn to the exclusive jurisdiction of the courts of British Columbia in respect of any dispute relating to this Letter Agreement.

31.

Time shall be of the essence of this Letter Agreement.

32.

No amendment, supplement or restatement of any term of this Agreement is binding unless it is in writing and signed by each Party.

33.

This Letter Agreement may be executed in any number of counterparts with the same effect as if all of the Parties hereto had signed the same document and all counterparts will be construed together and constitute one and the same instrument and each such counterpart may be delivered by facsimile or e-mail transmission.

34.

This Letter Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

35.

Any notice or other communication required or permitted to be given under this Letter Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed to such Party’s address set out on the first page of this Agreement.  Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the day following the sending thereof by overnight courier, and on the same date when faxed (unless the notice is sent after 4:00 p.m. (Ottawa time) or on a day which is not a business day, in which case the fax will be deemed to have been given and received on the next business day after transmission.  Any Party may change any particulars of its name, address, contact individual or fax number for notice by notice to the other Parties in the manner set out in this Section 35.  No Party shall prevent, hinder or delay or attempt to prevent, hinder or delay the service on that Party of a notice or other communication relating to this Agreement.

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If the foregoing is acceptable, please sign this Agreement and return it to us.   Thank you very much.

Yours truly,
PARAMOUNT GOLD AND SILVER CORP.
Per: /s/ Christopher Crupi
Christopher Crupi, President and Chief Executive Officer

We confirm our agreement to the foregoing terms and conditions set out in this Letter Agreement.

Dated at Vancouver, British Columbia, Canada, this

 day of February, 2009.

MITCHELL INNOVATIONS LTD.
Per: /s/ Gerry Mitchell
Gerry Mitchell, President

MAX VENTURES LTD.
Per: /s/ Magdalena Del Hoyo Jacques
Magdalena Del Hoyo Jacques, President